Exhibit 99.1

Yadkin Valley Financial Corporation Announces

Fourth Quarter and Full Year 2009 Results

Fourth Quarter Financial Highlights:

•                  Tier 1, total capital, and leverage ratios of 9.16%, 10.43%, and 8.16%, respectively, for the bank

•                  Provision for loan losses of $3.1 million, a decrease of $15.1  million compared to the third quarter of 2009

•                  Loan loss reserves decreased to 2.82% of total gross loans or 2.90% of total loans held for investment, compared to 3.21% of total gross loans or 3.30% of total loans held for investment in the third quarter of 2009

•                  Loan loss reserves increased to 134 % of nonperforming loans, compared to 116% of nonperforming loans in the third quarter of 2009

•                  Nonperforming loans decreased to 2.10 % of total gross loans from 2.75 % in the third quarter of 2009

•                  Nonperforming assets decreased to 2.39 % of total assets from 2.73 % in the third quarter of 2009

•                  Net charge-offs decreased to $8.8 million or 2.05% of average loans on an annualized basis, compared to $10.3 million or 2.39% of average loans on an annualized basis in the third quarter of 2009

•                  Net interest margin was 3.83%, an increase of one basis point compared to 3.82% in the third quarter

•                  Net income available to common shareholders was $3.2 million (after preferred dividends), or $0.20 per diluted share

Full Year 2009 Highlights

•                  Sidus Financial closed in excess of $1.5 billion in new mortgage loans during 2009, representing a record in production and profitability

•                  Successfully closed and integrated the acquisition of American Community Bancshares, which added $544.9 million in total assets and further expanded the Company’s footprint into the higher growth Charlotte markets

•                  Total loans grew 41% at December 31, 2009 compared to December 31, 2008; year-over-year loan growth excluding the American Community Bancshares acquisition was 6%

•                  Total deposits increased 58% year-over-year; excluding the American Community Bancshares acquisition, deposits increased 20%

•                  Net loss to common shareholders was $77.5 million (after preferred dividends), or $5.23 per diluted share

•                  Excluding the goodwill impairment charge of $61.6 million recorded during the third quarter of 2009, the net loss to common shareholders was $16 million (after preferred dividends), or $1.08 per diluted share

Elkin, NC — January 28, 2010 — Yadkin Valley Financial Corporation (NASDAQ: YAVY), the holding company for Yadkin Valley Bank and Trust Company, announced financial results for the fourth quarter and full year ending December 31, 2009. Net income available to common shareholders for the fourth quarter of 2009 totaled $3.2 million or $0.20 per diluted share. This compares to a net loss of $69.0 million or $4.28 per diluted share in the third quarter of 2009 (excluding the $61.6 million goodwill impairment charge, the third quarter 2009 net loss was $7.4 million or $0.46 per diluted share), and a net loss of $2.6 million or $0.22 per diluted share in the fourth quarter of 2008.

The net loss available to common shareholders for the year ended December 31, 2009 was $77.5 million or $5.23 per diluted share. Full year 2009 results were significantly impacted by the $61.6 million goodwill impairment charge recorded during the third quarter of 2009. Excluding this charge, the net loss available to common shareholders was $16 million or $1.08 per diluted share. This compares to net income of $3.9 million, or $0.34 per diluted share, for the year ended December 31, 2008. The decrease in net income for the full year ended December 31, 2009 was further impacted by a $37.3 million increase in the provision for loan losses.

Bill Long, President and CEO commented, “Our fourth quarter results reflect our diligent credit management efforts that have taken place throughout the current credit cycle. We have carefully and consistently assessed the amount of risk in our loan portfolio, and are comfortable with our risk grading process and methodology. We are also very encouraged by the positive trends we are seeing in our nonperforming assets. During the fourth quarter, new loans added to nonperforming status were lower than those charged off or otherwise reclassified. While we are not ready to declare the credit cycle over, we are encouraged by this trend. As we move into 2010, I believe our greatest challenge will be in reducing our foreclosed asset portfolio. I am confident that we have a strong real estate workout staff and process, which will be integral to an efficient reduction in our problem assets.

“Sidus’ performance in 2009 also exceeded our expectations, as mortgage loan production and profitability were at record levels. The activity at Sidus during 2009 was driven largely by an increase in mortgage refinancing activity. During the fourth quarter, we also began marketing in the mid-Atlantic region of Pennsylvania, and we expect to focus on building a national market share during 2010 as we continue to add new markets. The pipeline for new business in the first quarter is encouraging, although it is down from first quarter 2009 levels.

“Our strong deposit growth during the fourth quarter was due to our continued focus on gathering money market, savings, and non-interest bearing deposits. In addition, we achieved this growth across the majority of our markets. We plan to continue our focus on lower cost deposit gathering in 2010, with a particular emphasis on small business accounts.

“On the asset side of the balance sheet, we are continuing to support the local economies across our markets by lending to small businesses and individuals. There are still attractive growth opportunities across our markets, even in the current economic downturn. However, we anticipate that our loan portfolio will remain relatively flat through the first half of 2010 as we expect modest growth to be offset by paydowns in loan balances. Lastly, we expect an improvement in our capital position as we carefully manage our credit costs, balance sheet growth, and liquidity during the first half of 2010.”

Fourth Quarter 2009 Financial Highlights

Asset Quality

Nonperforming loans decreased by $10.3 million to $36.3 million, or 2.10 % of total gross loans, compared to $46.6  million, or 2.75% of total gross loans, as of the third quarter of 2009. The majority of the decrease was due to total gross charge-offs of nonperforming loans of $8.1 million and transfers to OREO of $11.3 million, which combined more than offset the addition of $10.1 million to nonaccrual loans.

Nonperforming Loan Analysis

(Dollars in thousands)

	December 31, 2009		September 30, 2009
		% of		% of
	Outstanding	Total	Outstanding	Total
Loan Type	Balance	Loans	Balance	Loans
Construction/land development	$7,917	0.46%	$7,611	0.45%
Residential construction	9,254	0.54%	15,550	0.92%
HELOC	1,871	0.11%	1,425	0.08%
1-4 Family residential	6,471	0.37%	7,708	0.45%
Commercial real estate	6,622	0.38%	9,115	0.54%
Commercial & industrial	3,518	0.21%	4,390	0.26%
Consumer & other	602	0.03%	810	0.05%
Total	$36,255	2.10%	$46,609	2.75%

Other real estate owned (OREO) totaled $14.3 million at the end of the fourth quarter, up from $9.4 million at the end of the third quarter. The increase in OREO was primarily due to the addition of 31 properties, predominantly 1-4 family residential properties, totaling $9.0 million, offset by sales of $3.9 million. Total nonperforming assets were $50.6 million or 2.39% of total assets, down from $55.1 million, or 2.68% of total assets as of September 30, 2009.

During the fourth quarter of 2009, the provision for loan losses decreased $15.1 million to $3.1 million compared to the third quarter. The allowance for loan losses was $48.6 million at December 31, 2009, a decrease of $5.7 million compared to $54.3 million in the third quarter. The decrease in the provision for loan losses and the allowance for loan losses was primarily due to an improvement in the Company’s credit metrics and outlook. Net charge-offs totaled 2.05% of average loans on an annualized basis compared to 2.39% on an annualized basis during the third quarter. Loan loss reserves as a percentage of total gross loans decreased to 2.82% from 3.21% in the third quarter, and 2.90% of total loans held for investment from 3.30% in the third quarter. Loan loss reserves totaled 134% of nonperforming loans, an increase from 116%  in the third quarter.

Out of the $48.6 million in total allowance for loan losses at December 31, 2009, the specific allowance for impaired loans accounted for $9.0 million, down from $11.4 million at the end of the third quarter. The remaining general allowance, $39.6 million, was attributed to unimpaired loans and was down from $42.9 million at the end of the third quarter.

Net Interest Income and Net Interest Margin

Net interest income totaled $17.9 million, a decrease of $519,000, or 3%, compared to the third quarter of 2009. The net interest margin increased slightly to 3.83% from 3.82%. The modest increase in the net interest margin was due to relative stability in earning asset yields and liability costs. In addition, $21.6 million in on-balance sheet liquidity was added during the fourth quarter of 2009 to lock in lower cost funding sources. The net interest margin continues to be positively impacted by adjusting assets and liabilities to their fair market values as part of purchase accounting treatment relating to the merger with American Community Bank. Excluding these fair market value adjustments, the core net interest margin was 3.43%, an increase of 50 basis points compared to the third quarter.

Non-Interest Income

Non-interest income increased 11.2% to $6.3 million, compared to $5.7 million in the third quarter of 2009. The sequential increase in non-interest income was primarily due to a 5% increase in other service fees, a 2% increase in net mortgage loan sale gains, and a $479,000 increase in mortgage banking income. During the quarter, mortgage loan production increased due to greater mortgage refinance activity, contributing to the increase in other service fees and mortgage loan gains.

Non-Interest Expense

Non-interest expense decreased by $64.2 million to $14.5 million, compared to $78.7 million in the third quarter of 2009. The decrease was primarily due to the non-cash goodwill impairment charge of $61.6 million recorded during the third quarter of 2009. Excluding the goodwill impairment charge, non-interest expense decreased $2.7 million, or 16%, due to a 12% decrease in salaries and employee benefits, a 36% decrease in FDIC assessment expenses, and a 19% decrease in other expenses. The decrease in salaries and employee benefits was primarily due to decreases in incentive compensation and commissions, as well as lower payroll taxes. The decrease in FDIC assessment expenses was due primarily to a special assessment that occurred in the third quarter. The decrease in other expenses was primarily due to lower professional fees.

Balance Sheet and Capital

Compared to the third quarter of 2009, total gross loans increased $32.9 million, or 2%. Loan growth was primarily due to increases in commercial and industrial loans, as well as commercial lines of credit and owner-occupied commercial real estate loans. Loan growth was primarily concentrated within the Piedmont and Cardinal markets.

Total deposits increased $75.0 million, or 4%, compared to the third quarter of 2009. Deposit growth was primarily related to an 8% increase in NOW, Savings, and Money Market balances, which occurred across the majority of the Company’s markets. Brokered CDs and CDARs remain a relatively small portion of the Company’s funding sources, as these deposits represented 8 % of total deposits at December 31, 2009, compared to 7 % at September 30, 2009.

The bank remains well-capitalized for regulatory purposes. As of December 31, 2009, the bank’s Tier 1, total capital, and leverage ratios were 9.16%, 10.43% and 8.16%, respectively.  For capital adequacy purposes, Tier 1, total capital, and leverage ratios must be at least 4.00%, 8.00% and 4.00%, respectively.

Conference Call

Yadkin Valley Financial Corporation will host a conference call at 10:00 a.m. EDT on Thursday, January 28, 2010 to discuss financial results, business highlights, and outlook. The call may be accessed by dialing 888-471-3828 at least 10 minutes prior to the call. A webcast of the call may also be accessed at http://investor.shareholder.com/media/eventdetail.cfm?eventid=77197&CompanyID=YAVY&e=1&mediaKey=C0BD0B7D7BA30A3E46A5C745FA0F7F34 (Due to its length, this URL may need to be copied and pasted into your Internet browser’s address field. Remove the extra space if one exists.) A replay of the conference call will be available until February 4th by dialing 888-203-1112 and entering access code 1820554.

####

About Yadkin Valley Financial Corporation

Yadkin Valley Financial Corporation is the holding company for Yadkin Valley Bank and Trust Company, a full service community bank providing services in 42 branches throughout its five regions primarily in North Carolina. The Yadkin Valley Bank region serves Ashe, Forsyth, Surry, Wilkes, and Yadkin Counties.  The Piedmont Bank region serves Iredell and Mecklenburg Counties. The High Country Bank region serves Avery and Watauga Counties. The Cardinal State Bank region serves Durham, Orange, and Granville Counties. The American Community Bank region serves Mecklenburg and Union Counties in North Carolina, and Cherokee and York Counties in South Carolina.  The Bank provides mortgage lending services through its subsidiary, Sidus Financial, LLC, headquartered in Greenville, North Carolina and operates a loan production office in Wilmington, North Carolina. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with five offices located in the branch network. Yadkin Valley Financial Corporation’s website is www.yadkinvalleybank.com.  Yadkin Valley shares are traded on NASDAQ under the symbol YAVY.

FORWARD LOOKING STATEMENTS

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2)  statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in the U.S. legal and regulatory framework; and (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above.  We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

For additional information contact:

William A. Long

President and Chief Executive Officer

(336) 526-6312

Jan H. Hollar

Executive Vice President and Chief Financial Officer

(704) 768-1161

Jan.hollar@yadkinvalleybank.com

Megan R. Malanga

Nvestcom Investor Relations

(954) 781-4393

megan.malanga@nvestcom.com

Yadkin Valley Financial Corporation

Condensed Consolidated Statements of Income (Loss)

(unaudited)

($ in thousands except share and per share data)

	For the Three Months Ended
	Dec 31,	Sept 30,	Dec 31,
	2009	2009	2008

INTEREST INCOME:
Interest and fees on loans	$23,627	$24,731	$16,470
Interest on federal funds sold	4	19	11
Interest and dividends on securities:
Taxable	1,263	1,311	1,133
Non-taxable	576	566	394
Interest-bearing deposits	13	10	75
TOTAL INTEREST INCOME	25,483	26,637	18,083
INTEREST EXPENSE:
Time deposits of $100,000 or more	3,273	4,517	3,102
Other interest bearing deposits	3,642	3,005	4,421
Borrowed funds	706	734	925
TOTAL INTEREST EXPENSE	7,621	8,256	8,448
NET INTEREST INCOME	17,862	18,381	9,635
PROVISION FOR LOAN LOSSES	3,146	18,286	7,617
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	14,716	95	2,018

NON-INTEREST INCOME:
Service charges on deposit accounts	1,572	1,577	1,148
Other service fees	1,250	1,189	779
Net gain on sales of mortgage loans	2,812	2,751	2,250
Income on investment in bank-owned life insurance	145	235	221
Mortgage banking income	486	7	123
Other than temporary impairment of securities	(17)	(175)	(43)
Other income	64	94	103
TOTAL NON-INTEREST INCOME	6,312	5,678	4,581

NON-INTEREST EXPENSES:
Salaries and employee benefits	6,938	7,762	4,868
Occupancy and equipment expense	1,865	1,858	1,123
Printing and supplies	273	345	333
Data processing	489	349	186
Communications expense	448	372	277
Advertising and marketing expense	414	357	854
Amortization of core deposit intangible	338	327	225
FDIC assessment expense	619	973	420
Acquisition	(4)	292	—
Attorney	112	469	136
Loan collection expense	637	370	139
Goodwill impairment	—	61,566	—
Net loss on other real estate owned	189	1,218	114
Other expense	2,165	2,490	2,157
TOTAL NON-INTEREST EXPENSE	14,483	78,748	10,832

INCOME (LOSS) BEFORE INCOME TAXES	6,545	(72,975)	(4,233)
INCOME TAX (BENEFIT)	2,630	(4,716)	(1,666)
NET INCOME (LOSS)	$3,915	$(68,259)	$(2,567)
Preferred stock dividend	754	708	—
NET INCOME (LOSS) TO COMMON SHAREHOLDERS	$3,161	$(68,967)	$(2,567)
INCOME (LOSS) PER COMMON SHARE:
Basic	$0.20	$(4.28)	$(0.22)
Diluted	$0.20	$(4.28)	$(0.22)
CASH DIVIDENDS PER COMMON SHARE	$—	$—	$0.13
AVERAGE SHARES OUTSTANDING:
Basic	16,129,640	16,129,632	11,533,334
Diluted	16,129,640	16,129,632	11,533,334

Yadkin Valley Financial Corporation

Consolidated Statements of Income (Loss)

(unaudited)

($ in thousands except share and per share data)

	For the
	Twelve Months Ended
	Dec. 31	Dec. 31	Dec. 31
	2009	2008	2007
INTEREST INCOME:
Interest and fees on loans	$88,321	$67,459	$68,225
Interest on federal funds sold	25	56	298
Interest and dividends on securities:
Taxable	5,112	5,118	5,286
Non-taxable	2,039	1,517	1,236
Interest-bearing deposits	45	376	148
TOTAL INTEREST INCOME	95,542	74,526	75,193
INTEREST EXPENSE:
Time deposits of $100,000 or more	11,354	11,735	11,984
Other time and savings deposits	17,630	18,526	19,008
Borrowed funds	2,847	4,275	2,309
TOTAL INTEREST EXPENSE	31,831	34,536	33,301
NET INTEREST INCOME	63,711	39,990	41,892
PROVISION FOR LOAN LOSSES	48,439	11,109	2,489
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	15,272	28,881	39,403

NON-INTEREST INCOME:
Service charges on deposit accounts	5,732	4,394	3,946
Other service fees	4,868	3,378	3,561
Net gain on sales of mortgage loans	13,563	7,679	5,882
Net gain on sales of investment securities	—	—	45
Income on investment in bank-owned life insurance	846	928	1,045
Mortgage banking income (loss)	(21)	190	451
Other than temporary impairment of securities	(372)	(1,016)	—
Other income	227	311	514
TOTAL NON-INTEREST INCOME	24,843	15,864	15,444

NON-INTEREST EXPENSES:
Salaries and employee benefits	28,626	19,921	19,161
Occupancy and equipment expense	6,893	4,701	3,917
Printing and supplies	1,122	889	550
Data processing	1,397	786	399
Communications expense	1,471	1,035	1,127
Advertising and marketing expense	1,361	1,299	550
Amortization of core deposit intangible	1,240	877	777
FDIC assessment expense	4,052	862	188
Acquisition	2,590	—	—
Attorney	1,104	376	243
Loan collection expense	1,232	213	126
Goodwill impairment	61,566	—	—
Net loss on other real estate owned	1,558	363	287
Other expense	9,836	8,315	5,634
TOTAL NON-INTEREST EXPENSE	124,048	39,637	32,959

INCOME (LOSS) BEFORE INCOME TAXES	(83,933)	5,108	21,888
INCOME TAX (BENEFIT)	(8,875)	1,241	7,200
NET INCOME (LOSS)	$(75,058)	$3,867	$14,688
Preferred stock dividend	2,435	—	—
NET INCOME (LOSS) TO COMMON SHAREHOLDERS	$(77,493)	$3,867	$14,688

INCOME (LOSS) PER COMMON SHARE:
Basic	$(5.23)	$0.34	$1.39
Diluted	$(5.23)	$0.34	$1.37
CASH DIVIDENDS PER COMMON SHARE	$0.12	$0.52	$0.51
AVERAGE SHARES OUTSTANDING:
Basic	14,808,325	11,235,943	10,594,567
Diluted	14,808,325	11,306,472	10,712,667

Yadkin Valley Financial Corporation

Consolidated Balance Sheets

Unaudited

($ in thousands except share and per share data)

	As of
	Dec. 31,	Dec. 31,	Dec. 31,
	2009	2008*	2007*
ASSETS
CASH AND CASH EQUIVALENTS
Cash and due from banks	$89,668	$22,554	$24,268
Federal funds sold	92	58	—
Interest-bearing deposits	2,576	3,411	2,058
TOTAL CASH AND CASH EQUIVALENTS	92,336	26,023	26,326

SECURITIES AVAILABLE FOR SALE	183,841	137,813	142,484

GROSS LOANS	1,676,448	1,187,569	898,753
Less: Allowance for loan losses	(48,625)	(22,355)	(12,446)
NET LOANS	1,627,823	1,165,214	886,307

LOANS HELD FOR SALE	49,715	49,929	52,754
ACCRUED INTEREST RECEIVABLE	7,783	5,442	6,055
PREMISES AND EQUIPMENT, NET	43,642	33,900	26,780
FORECLOSED REAL ESTATE	14,345	4,018	602
FEDERAL HOME LOAN BANK STOCK, AT COST	10,539	7,877	2,557
INVESTMENT IN BANK-OWNED LIFE INSURANCE	24,454	23,607	22,683
GOODWILL	4,944	53,503	32,697
CORE DEPOSIT INTANGIBLE	6,187	4,660	4,261
OTHER ASSETS	48,003	12,302	7,571

TOTAL ASSETS	$2,113,612	$1,524,288	$1,211,077

LIABILITIES AND SHAREHOLDERS’ EQUITY
DEPOSITS
Non-interest bearing demand deposits	$207,850	$153,573	$154,979
NOW, savings and money market accounts	445,508	283,891	232,888
Time certificates:
Over $100,000	611,114	333,375	267,530
Other	557,280	384,203	308,045
TOTAL DEPOSITS	1,821,752	1,155,042	963,442

SHORT-TERM BORROWINGS	44,467	169,112	66,425
LONG-TERM BORROWINGS	79,001	38,850	37,774
ACCRUED INTEREST PAYABLE	3,015	3,555	3,435
OTHER LIABILITIES	13,111	8,085	6,732

TOTAL LIABILITIES	1,961,346	1,374,644	1,077,808

SHAREHOLDERS’ EQUITY
COMMON STOCK	16,130	11,537	10,563
PREFERRED STOCK	46,152	—	—
SURPLUS	118,154	88,030	70,987
RETAINED EARNINGS (ACCUMULATED DEFICIT)	(31,080)	48,070	51,087
ACCUMULATED OTHER COMPREHENSIVE INCOME	2,910	2,007	632
TOTAL SHAREHOLDERS’ EQUITY	152,266	149,644	133,269

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,113,612	$1,524,288	$1,211,077

(a)   $1.00 par value, authorized 20,000,000 shares; issued 16,129,640 in 2009 and 11,536,500 in 2008.

(b)   1,000,000 shares of authorized, no par value preferred stock of which 49,312 shares are issued and outstanding in 2009 and none in 2008.

(c)   Includes ten-year warrants with an allocated fair value of $1.7 million and $1.8 million at issuance to purchase up to 385,900 shares and 273,534 shares of common stock, $1.00 par value, at an initial price of $13.99 per share and $7.30 per share, respectively

* Derived from audited consolidated financial statements

Yadkin Valley Financial Corporation

(unaudited)

	At or For the Three Months Ended
	Dec. 31	Sept. 30	June 30,	March 31,	Dec. 31,
	2009	2009	2009	2009	2008

Per Share Data:
Basic Earnings (Loss) per Share	$0.20	$(4.28)	$(0.46)	$(0.40)	$(0.22)
Diluted Earnings (Loss) per Share	0.20	(4.28)	(0.46)	(0.40)	(0.22)
Book Value per Share	6.58	6.39	10.48	12.63	12.97
Cash Dividends per Share	—	—	0.06	0.06	0.13

Selected Performance Ratios:
Return on Average Assets (annualized)	0.76%	-12.62%	-1.27%	-1.07%	-0.69%
Return on Average Equity (annualized)	10.24%	-125.93%	-12.81%	-9.25%	-6.64%
Net Interest Margin (annualized)	3.83%	3.82%	3.76%	2.87%	2.94%
Net Interest Spread (annualized)	3.59%	3.60%	3.45%	2.53%	2.57%
Non-interest Income as a % of Revenue	30.07%	97.98%	87.40%	113.72%	68.88%
Non-interest Income as a % of Average Assets	0.31%	0.22%	0.37%	0.34%	0.30%
Non-interest Expense as a % of Average Assets	0.71%	3.62%	0.92%	0.75%	0.73%
Net Non-interest income as a % of Average Assets	-0.40%	-3.41%	-0.55%	-0.42%	-0.42%

Asset Quality:
Nonperforming Loans (000’s)	$36,256	$45,685	$32,008	$17,420	$13,647
Nonperforming Assets (000’s)	50,601	55,051	39,777	21,738	17,665
Nonperforming Loans to Total Loans	2.10%	2.75%	1.82%	1.28%	1.10%
Nonperforming Assets to Total Assets	2.39%	2.73%	1.84%	1.33%	1.16%
Allowance for Loan Losses to Total Loans Held For Investment	2.90%	3.30%	2.82%	2.61%	1.88%
Allowance for Loan Losses to Nonperforming Loans	134.00%	116.00%	144.00%	177.00%	164.00%
Net Charge-offs/Recoveries to Average Loans (annualized)	2.05%	2.39%	0.27%	0.63%	0.60%

Capital Ratios:
Equity to Total Assets	5.02%	7.27%	9.43%	11.00%	9.82%
Tier 1 leverage ratio(1)	8.16%	7.49%	7.87%	8.65%	8.12%
Tier 1 risk-based ratio(1)	9.16%	8.91%	8.67%	9.71%	9.01%
Total risk-based capital ratio(1)	10.43%	10.18%	9.92%	10.97%	10.26%

Non-GAAP disclosures:
Tangible Book Value per Share	5.89	5.68	5.93	7.61	7.93
Return on Tangible Equity (annualized)	11.06%	-191.86%	-18.93%	-13.62%	-10.79%
Tangible Equity to Tangible Assets (2)	4.52%	4.49%	6.24%	7.73%	6.24%
Efficiency Ratio (3)	57.08%	67.02%	73.44%	75.38%	73.32%

Reconciliation of GAAP to Non-GAAP disclosures
Total Assets (000’s)	2,113,612	2,051,672	2,158,360	1,637,083	1,524,288
Goodwill	4,944	4,944	66,510	53,503	53,503
Core Deposit Intangible	6,187	6,525	6,852	4,435	4,660
Tangible Assets (Non-GAAP)	2,102,481	2,040,203	2,084,998	1,579,145	1,466,125

Total Equity (000’s)	152,266	149,109	203,469	180,070	149,644
Goodwill	4,944	4,944	66,510	53,503	53,503
Core Deposit Intangible	6,187	6,525	6,852	4,435	4,660
Tangible Equity (Non-GAAP)	141,135	137,640	130,107	122,132	91,481

Average equity (000’s)	151,783	206,860	202,766	182,448	145,184
Average Goodwill and Core Deposit Intangible	11,328	73,900	66,412	58,501	58,955
Average tangible equity (Non-GAAP)	140,455	132,960	136,354	123,947	86,229

Non-interest expense (000’s)	14,483	78,748	19,192	11,627	10,832
Amortization of intangibles	338	327	350	225	225
Goodwill impairment	—	61,566	—	—	—
Adjusted non-interest expense (Non-GAAP)	14,145	16,855	18,842	11,402	10,607

Notes:

(1) Tier 1 leverage, Tier 1 risk-based, and Total risk-based ratios are ratios for the bank, Yadkin Valley Bank and Trust Company as reported on Consolidated Reports of Condition and Income for a Bank With Domestic Offices Only - FFIEC 041

(2) Tangible Equity is the difference of stockholders’ equity less the sum of goodwill and core deposit intangible

Tangible Assets are the difference of total assets less the sum of goodwill and core deposit intangible

(3) The Efficiency Ratio was calculated excluding the goodwill impairment charge of $61,565,768 recorded in the third quarter

Yadkin Valley Financial Corporation

(unaudited)

	For the Twelve Months Ended Dec. 31
	2009	2008	2007	2006

Selected Performance Ratios:
Return on Average Assets (annualized)	-3.83%	0.28%	1.31%	1.31%
Return on Average Equity (annualized)	-39.22%	2.66%	11.32%	11.52%
Net Interest Margin	3.59%	3.29%	4.20%	4.45%
Net Interest Spread	3.31%	2.84%	3.49%	3.88%
Non-interest Income as a % of Revenue	62.28%	34.93%	28.15%	27.04%
Non-interest Income as a % of Average Assets	1.29%	1.13%	1.37%	1.36%
Non-interest Expense as a % of Average Assets	6.36%	2.85%	2.93%	3.05%
Net Non-interest income as a % of Average Assets	-5.07%	-1.73%	-1.56%	-1.69%

Asset Quality:
Net Charge-offs to Average Loans (annualized)	1.39%	0.26%	0.10%	0.10%

Non-GAAP disclosures:
Return on Tangible Equity (annualized)	-54.03%	4.06%	15.90%	16.80%
Efficiency Ratio (1)	136.88%	68.19%	55.45%	56.16%

Reconciliation of GAAP to Non-GAAP disclosures
Average equity (000’s)	191,363	145,184	129,722	119,749
Average Goodwill and Core Deposit Intangible	52,444	49,979	37,363	37,451
Average tangible equity (Non-GAAP)	138,919	95,205	92,359	82,298

Non-interest expense (000’s)	124,048	39,637	32,959	32,093
Amortization of intangibles	1,240	877	777	813
Goodwill impairment	61,566	—	—	—
Adjusted non-interest expense (Non-GAAP)	61,615	39,776	32,182	31,280

(1) The Efficiency Ratio was calculated excluding the goodwill impairment charge of $61,565,768 recorded in the third quarter

Yadkin Valley Financial Corporation

Average Balance Sheets and Net Interest Income Analysis

(Dollars in Thousands)

(Unaudited)

	Three Months Ended Dec. 31,
	2009				2008
	Average		Yield/		Average		Yield/
	Balance	Interest	Rate		Balance	Interest	Rate
INTEREST EARNING ASSETS
Total loans (1),(2)	$1,703,155	$23,711	5.52%		$1,179,459	$16,505	5.55%
Federal funds sold	5,531	3	0.22%		4,609	11	0.95%
Investment securities	200,603	2,362	4.67%		137,010	1,700	4.92%
Interest-bearing deposits	2,920	14	1.90%		6,220	76	4.85%
Total average earning assets (1)	1,912,209	26,090	5.41	%(6)	1,327,298	18,292	5.47%
Noninterest earning assets	124,707				149,763
Total average assets	$2,036,916				$1,477,061

INTEREST BEARING LIABILITIES
Time deposits	$1,100,181	$6,144	2.22%		$701,426	$6,638	3.75%
Other deposits	428,007	771	0.71%		281,571	886	1.25%
Borrowed funds	134,483	706	2.08%		175,592	925	2.09%
Total interest bearing liabilities	1,662,671	7,621	1.82	%(7)	1,158,589	8,449	2.89%

Noninterest bearing deposits	219,690				153,322
Other liabilities	2,772				11,806
Total average liabilities	1,885,133				1,323,717

Shareholders’ equity	151,783				153,344

Total average liabilities and shareholders’ equity	$2,036,916				$1,477,061

NET INTEREST INCOME/YIELD (3),(4)		$18,469	3.83%			$9,843	2.94%

INTEREST SPREAD (5)			3.59%				2.57%

(1)

Yields related to securities and loans exempt from Federal income taxes are stated on a fully tax-equivalent basis, assuming a Federal income tax rate of 35%, reduced by the nondeductible portion of interest expense.

(2)	The loan average includes loans on which accrual of interest has been discontinued.
(3)	Net interest income is the difference between income from earning assets and interest expense.
(4)	Net interest yield is net interest income divided by total average earning assets.
(5)	Interest spread is the difference between the average interest rate received on earning assets and the average rate paid on interest bearing liabilities.
(6)	Interest income for 2009 includes $1,042 of accretion for purchase accounting adjustments related to loans acquired in the merger with American Community.
(7)	Interest expense for 2009 includes $839 of accretion for purchase accounting adjustments related to deposits and borrowings acquired in the merger with American Community.

Yadkin Valley Financial Corporation

Average Balance Sheets and Net Interest Income Analysis

(Dollars in Thousands)

(Unaudited)

	Twelve Months Ended Dec. 31,
	2009				2008
	Average		Yield/		Average		Yield/
	Balance	Interest	Rate		Balance	Interest	Rate
INTEREST EARNING ASSETS
Total loans (1),(2)	$1,596,094	$88,486	5.54%		$1,088,626	$67,609	6.21%
Federal funds sold	13,090	25	0.19%		2,451	56	2.28%
Investment securities	189,333	8,051	4.25%		138,674	7,304	5.27%
Interest-bearing deposits	8,344	45	0.54%		9,885	376	3.80%
Total average earning assets (1)	1,806,861	96,607	5.35	%(6)	1,239,636	75,345	6.08%
Noninterest earning assets	150,434				136,221
Total average assets	$1,957,295				$1,375,857

INTEREST BEARING LIABILITIES
Time deposits	$1,024,653	$25,855	2.52%		$640,282	$26,210	4.09%
Other deposits	377,951	3,129	0.83%		272,785	4,051	1.49%
Borrowed funds	161,099	2,847	1.77%		152,067	4,275	2.81%
Total interest bearing liabilities	1,563,703	31,831	2.04	%(7)	1,065,134	34,536	3.24%

Noninterest bearing deposits	190,363				155,503
Other liabilities	11,866				10,036
Total average liabilities	1,765,932				1,230,673

Shareholders’ equity	191,363				145,184

Total average liabilities and shareholders’ equity	$1,957,295				$1,375,857

NET INTEREST INCOME/YIELD (3),(4)		$64,776	3.59%			$40,809	3.29%

INTEREST SPREAD (5)			3.31%				2.84%

(1)

Yields related to securities and loans exempt from Federal income taxes are stated on a fully tax-equivalent basis, assuming a Federal income tax rate of 35%, reduced by the nondeductible portion of interest expense.

(2)	The loan average includes loans on which accrual of interest has been discontinued.
(3)	Net interest income is the difference between income from earning assets and interest expense.
(4)	Net interest yield is net interest income divided by total average earning assets.
(5)	Interest spread is the difference between the average interest rate received on earning assets and the average rate paid on interest bearing liabilities.
(6)	Interest income for 2009 includes $6,036 of accretion for purchase accounting adjustments related to loans acquired in the merger with American Community.
(7)	Interest expense for 2009 includes $4,232 of accretion for purchase accounting adjustments related to deposits and borrowings acquired in the merger with American Community.